Exhibit 99.1

Dayforce Reports First Quarter 2025 Results1

Dayforce® recurring revenue, excluding float, of $323 million, up 14%, or 16% on a constant currency basis

Total revenue of $482 million, up 12%, and excluding float, up 15%, or 17% on a constant currency basis

Net cash provided by operating activities of $50 million

Minneapolis, MN and Toronto, ON, May 7, 2025 - Dayforce, Inc. ("Dayforce" or the "Company") (NYSE:DAY) (TSX:DAY), a global leader in human capital management ("HCM") technology, today announced its financial results for the first quarter ended March 31, 2025.

"We kicked off the year with strong first quarter results and excellent sales momentum,” said David Ossip, Chair and CEO of Dayforce. "The Dayforce value proposition of consolidating multiple separate technologies into the single Dayforce platform continues to resonate with organizations across a broad range of industries and sizes. Our first quarter sales growth builds on our already strong fourth quarter sales performance, reinforcing our optimism for continued momentum through 2025 and beyond as we further our HCM leadership position.”

“Our plan to deliver durable top line growth alongside increasing profitability and cash flow is progressing well,” said Jeremy Johnson, CFO of Dayforce. “With cash from operating activities of nearly $50 million in the first quarter, we were able to repurchase approximately $30 million worth of shares during the quarter under our $500 million repurchase program. To date we have returned more than $66 million of capital to stockholders under this program.”

Financial Highlights for the First Quarter 20251

•
Total revenue was $481.8 million, an increase of 11.7%, or 13.6% on a constant currency basis. Excluding float, total revenue was $426.5 million, an increase of 15.0%, or 17.1% on a constant currency basis.
•
Dayforce recurring revenue, excluding float, was $323.1 million, an increase of 14.4%, or 15.9% on a constant currency basis.
•
Operating profit was $31.0 million, compared to $40.7 million. Adjusted operating profit was $132.3 million, compared to $109.1 million.
•
Net income was $14.9 million, compared to $7.1 million and net profit margin was 3.1%, compared to 1.6%. Adjusted net income was $93.9 million, compared to $68.0 million.
•
Adjusted EBITDA was $156.7 million, compared to $129.9 million. Adjusted EBITDA margin was 32.5%, compared to 30.1%.
•
Diluted net income per share was $0.09, compared to $0.04. Adjusted diluted net income per share was $0.58, compared to $0.43.
•
Net cash provided by operating activities was $49.6 million, compared to $9.1 million. Operating cash flow margin was 10.3%, compared to 2.1%.
•
Free cash flow was $19.5 million, compared to $(18.8) million. Free cash flow margin was 4.0%, compared to (4.4)%.

Supplemental Detail

•
6,929 customers were live on the Dayforce platform as of March 31, 2025, an increase of 5.4% year-over-year.2
•
Dayforce recurring revenue per customer was $167,600 for the trailing twelve months ended March 31, 2025, an increase of 11.5%.3

1 | Q1 2025 Earnings Release

•
The average float balance for Dayforce's customer funds during the quarter was $5.86 billion and the average yield on Dayforce's float balance was 3.8%. Float revenue from invested customer funds was $55.3 million for the three months ended March 31, 2025.

1 The financial highlights are on a year-over-year basis, unless otherwise stated. All financial results are reported in United States ("U.S.") dollars and in accordance with accounting principles generally accepted in the U.S. ("GAAP"), unless otherwise stated.

2 Excluding Ascender, ADAM HCM, and eloomi.

3 Excluding float revenue, Ascender, ADAM HCM, and eloomi revenue, and on a constant currency basis. Please refer to the “Non-GAAP Financial Measures” section for discussion of percentage change in revenue on a constant currency basis.

Recent Highlights

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Announced an expanded partnership with Microsoft, making the Dayforce platform available in the Microsoft Azure Marketplace.
•
Named a Leader in the IDC MarketScape Worldwide Talent Acquisition 2025 Vendor Assessment and the Nucleus Research Enterprise HCM Value Matrix 2025.
•
Welcomed a large entertainment and leisure company that has chosen the complete Dayforce suite as its unified HCM solution to support 61,500 employees across North America.
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Welcomed a leading uniform and workplace solutions provider that selected the full Dayforce suite to support its 22,000 employees across North America.
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Introduced Dayforce AI Assistant (formerly Dayforce Co-Pilot) on Mobile for support on iOS and Android; enhanced the Advanced Experience Hub with personalized updates; improved Dayforce Learning and Dayforce Recruiting workflows for intuitive, mobile-friendly talent management; launched new direct-to-bank capabilities for Dayforce Wallet, allowing employees to route their pay to any personal bank account, released Total Remuneration Package calculation for comprehensive compensation management; and delivered compliance enhancements for global statutory requirements in the United Kingdom, Singapore, Australia, and New Zealand.

Business Outlook

Based on information available as of May 7, 2025, Dayforce is issuing the following guidance for the second quarter and full year ("FY") of 2025 as indicated below. Comparisons are on a year-over-year basis, unless stated otherwise.

Second Quarter 2025 Guidance

•
Total revenue of $454 million to $460 million.
•
Total revenue, excluding float, of $408 million to $414 million, an increase of approximately 8.9% to 10.6% on a GAAP basis, or approximately 10% to 11% on a constant currency basis.
•
Float revenue of $46 million.
•
Adjusted EBITDA margin of 30.5% to 31.5%.

Full Year 2025 Guidance

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Total revenue of $1,929 million to $1,944 million.
•
Total revenue, excluding float, of $1,749 million to $1,764 million, an increase of approximately 12.1% to 13.1% on a GAAP basis, or approximately 14% to 15% on a constant currency basis.
•
Dayforce recurring revenue, excluding float, of $1,317 million to $1,342 million, an increase of approximately 13.6% to 15.7% on a GAAP basis, or approximately 15% to 17% on a constant currency basis.
•
Float revenue of $180 million.
•
Adjusted EBITDA margin of 32%.

2 | Q1 2025 Earnings Release

•
Free cash flow margin of 12%.

Please refer to the "Reconciliation of GAAP to Non-GAAP Financial Measures" section for a reconciliation of Dayforce's free cash flow margin guidance. Dayforce has not reconciled the Adjusted EBITDA margin ranges for the second quarter and full year of 2025 to the directly comparable GAAP financial measures because applicable information for the future period, on which these reconciliations would be based, is not available without unreasonable efforts due to uncertainty regarding, and the potential variability of, depreciation and amortization, share-based compensation expense and related employer taxes, changes in foreign currency exchange rates, and other items.

Foreign Exchange

For the second quarter and full year of 2025, Dayforce's guidance assumes an average U.S. dollar to key foreign currencies as follows:

	% of 2024 total revenue	Foreign exchange rate assumed in Q2 2025 guidance	Foreign exchange rate assumed in FY 2025 guidance	Foreign exchange rate in Q2 2024	Foreign exchange rate in FY 2024
U.S. dollar to Canadian dollar	21%	1.40	1.43	1.37	1.37
U.S. dollar to Australian dollar	4%	1.59	1.60	1.51	1.52
U.S. dollar to Great British pound	3%	0.76	0.79	0.79	0.78

Conference Call Details

Dayforce will host a live webcast and conference call to discuss the first quarter 2025 earnings at 8:00 a.m. Eastern Time on May 7, 2025. Those wishing to participate via the webcast should access the call through the Investor Relations section of the Dayforce website. Those wishing to participate via the telephone may dial in at 877-497-9071 (USA) or 201-689-8727 (International). The webcast replay will be available through the Investor Relations section of the Dayforce website.

About Dayforce

Dayforce makes work life better. Everything we do as a global leader in HCM technology is focused on enabling thousands of customers and millions of employees around the world do the work they're meant to do. With our single AI-powered people platform for HR, Pay, Time, Talent, and Analytics, organizations of all sizes and industries are benefiting from simplicity at scale with Dayforce to help unlock their full workforce potential, operate with confidence, and realize quantifiable value. To learn more, visit dayforce.com.

3 | Q1 2025 Earnings Release

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements. Forward-looking statements give Dayforce's current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. Users can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements in this press release include statements relating to the second quarter and full year of 2025, as well as those relating to future growth initiatives. These statements may include words such as “anticipate,” “estimate,” “expect,” "assume", “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events, but not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on assumptions that Dayforce has made in light of its industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. As users consider this press release, it should be understood that these statements are not guarantees of performance or results. These assumptions and Dayforce’s future performance or results involve risks and uncertainties (many of which are beyond its control). In particular:

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our ability to continue to sustain and grow revenue from our recurring services solutions;
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any information security breach of our systems or the loss of, or unauthorized access to, customer information or sensitive company information;
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disruptions to the movement of funds to initiate payroll-related transactions on behalf of our customers, or customer inability to provide funds sufficient to cover the amounts paid on their behalf, or funds advanced to them via our Dayforce Wallet product;
•
our aging software infrastructure and technology;
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our ability to manage our growth effectively;
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our ability to compete effectively in the competitive markets in which we participate;
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our exposure to risks inherent to our international sales and operations;
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any failure to manage our technical operations infrastructure, or the impact of service outages or delays in the implementation of our applications, or the failure of our applications to perform properly;
•
our reliance on strategic relationships with third parties to drive additional growth;
•
any failure to offer high-quality support services;
•
any dissatisfaction of our customers with the quality and pace of the implementation and professional services provided by us or our partners;
•
any loss of key employees or the inability to attract and retain highly skilled employees;
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any loss of customer funds and wage funds of their employees that our trustees and third-party financial institution partners hold;
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our acquisition of other companies or technologies;
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the implementation of new accounting systems or other applications;
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any failure to protect our intellectual property rights or any lawsuits against us for alleged infringement of third-party proprietary rights;
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the use of open source software in our applications;
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our failure, or the failure of our third-party service providers, to comply with laws and regulations, or to update our solutions to reflect changes in applicable laws and regulations;
•
additional regulatory requirements placed on our software and services;
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any litigation and regulatory investigations aimed at us;

4 | Q1 2025 Earnings Release

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any actual or perceived failure to comply with evolving regulatory frameworks around the development and use of AI;
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our existing and future debt obligations;
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volatility in the price of our common stock or the issuance of additional common stock;
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our share repurchase program;
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any change in our intention to not pay cash dividends in the foreseeable future;
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provisions in our certificate of incorporation and bylaws and Delaware law that might discourage, delay or prevent a change of control of the Company or changes in our management;
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any failure to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act;
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adverse economic and market conditions;
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fluctuations in our quarterly results;
•
catastrophic events and our disclosures and ambitions related to sustainability matters;
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our being subject to taxation in multiple jurisdictions; and any changes in generally accepted accounting principles in the United States.

Although Dayforce has attempted to identify important risk factors, additional factors or events that could cause Dayforce’s actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for Dayforce to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of Dayforce’s assumptions prove incorrect, its actual financial condition, results of operations, future performance, and business may vary in material respects from the performance projected in these forward-looking statements. In addition to any factors and assumptions set forth above in this press release, the material factors and assumptions used to develop the forward-looking information include, but are not limited to: the general economy remains stable; the competitive environment in the HCM market remains stable; the demand environment for HCM solutions remains stable; Dayforce’s implementation capabilities and cycle times remain stable; foreign exchange rates, both current and those used in developing forward-looking statements, specifically U.S. dollar to Canadian dollar, remain stable at, or near, current rates; Dayforce will be able to maintain its relationships with its employees, customers, and partners; Dayforce will continue to attract qualified personnel to support its development requirements and the support of its new and existing customers; and that the risk factors noted above, individually or collectively, do not have a material impact on Dayforce. Any forward-looking statement made by Dayforce in this press release speaks only as of the date on which it is made. Dayforce undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

5 | Q1 2025 Earnings Release

Dayforce, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2025	2024
(In millions, except per share data)
Assets
Current assets:
Cash and equivalents	$557.3	$579.7
Trade and other receivables, net	294.4	264.8
Prepaid expenses and other current assets	143.6	137.5
Total current assets before customer funds	995.3	982.0
Customer funds	5,362.7	5,001.5
Total current assets	6,358.0	5,983.5
Right of use lease assets, net	13.1	12.3
Property, plant, and equipment, net	228.5	223.7
Goodwill	2,343.4	2,336.7
Other intangible assets, net	162.4	189.2
Deferred sales commissions	242.2	231.8
Other assets	151.9	139.8
Total assets	$9,499.5	$9,117.0

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$582.3	$7.3
Current portion of long-term lease liabilities	6.0	5.7
Accounts payable	86.0	77.0
Deferred revenue	40.1	42.3
Employee compensation and benefits	114.4	126.8
Other accrued expenses	35.8	31.5
Total current liabilities before customer funds obligations	864.6	290.6
Customer funds obligations	5,361.8	5,024.2
Total current liabilities	6,226.4	5,314.8
Long-term debt, less current portion	632.4	1,209.1
Employee benefit plans	5.6	5.9
Long-term lease liabilities, less current portion	10.5	10.8
Other liabilities	32.5	30.1
Total liabilities	6,907.4	6,570.7
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par, 500.0 shares authorized, 160.0 and 159.0 shares issued and outstanding, respectively	1.6	1.6
Additional paid in capital	3,391.4	3,363.2
Accumulated deficit	(351.3)	(335.8)
Accumulated other comprehensive loss	(449.6)	(482.7)
Total stockholders’ equity	2,592.1	2,546.3
Total liabilities and stockholders' equity	$9,499.5	$9,117.0

6 | Q1 2025 Earnings Release

Dayforce, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2025	2024
(In millions, except per share data)
Revenue:
Recurring services	$410.5	$382.7
Professional services	71.3	48.8
Total revenue	481.8	431.5
Costs and expenses:
Costs of recurring services	98.4	88.4
Costs of professional services	81.3	66.1
Product development and management	59.3	53.1
Selling and marketing	86.8	78.4
General and administrative	71.1	56.0
Depreciation and amortization	53.9	48.8
Total costs and expenses	450.8	390.8
Operating profit	31.0	40.7
Interest expense, net	7.9	13.3
Other expense, net	4.0	9.0
Income before income taxes	19.1	18.4
Income tax expense	4.2	11.3
Net income	$14.9	$7.1
Net income per share:
Basic	$0.09	$0.05
Diluted	$0.09	$0.04
Weighted average shares outstanding:
Basic	159.4	156.9
Diluted	161.9	159.9

7 | Q1 2025 Earnings Release

Dayforce, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2025	2024
(In millions)
Cash flows from operating activities
Net income	$14.9	$7.1
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax benefit	(18.9)	(11.8)
Depreciation and amortization	53.9	48.8
Amortization of debt issuance costs and debt discount	1.1	1.1
Loss on debt extinguishment	—	4.3
Provision for doubtful accounts	3.8	0.8
Net periodic pension and postretirement cost	4.8	2.6
Share-based compensation expense	45.9	38.0
Other	(0.1)	—
Changes in operating assets and liabilities, excluding effects of acquisitions:
Trade and other receivables	(35.4)	(48.1)
Prepaid expenses and other current assets	(17.1)	(13.1)
Deferred sales commissions	(9.6)	(6.3)
Accounts payable and other accrued expenses	6.6	(1.8)
Deferred revenue	(2.6)	(2.3)
Employee compensation and benefits	(17.8)	(27.8)
Accrued taxes	18.9	17.8
Other assets and liabilities	1.2	(0.2)
Net cash provided by operating activities	49.6	9.1

Cash flows from investing activities
Purchases of customer funds marketable securities	(180.0)	(139.6)
Proceeds from sale and maturity of customer funds marketable securities	86.9	49.6
Purchases of marketable securities	(3.7)	(0.5)
Proceeds from sale and maturity of marketable securities	6.8	1.0
Expenditures for property, plant, and equipment	(4.0)	(3.5)
Expenditures for software and technology	(26.1)	(24.4)
Acquisition costs, net of cash acquired	—	(173.3)
Net cash used in investing activities	(120.1)	(290.7)

Cash flows from financing activities
Increase in customer funds obligations, net	334.4	1,763.5
Proceeds from issuance of common stock under share-based compensation plans	4.4	21.7
Taxes paid related to the net share settlement of awards under share-based compensation plans	(17.1)	(6.4)
Repurchases of common stock	(30.1)	—
Proceeds from debt issuance	—	650.0
Repayment of long-term debt obligations	(1.8)	(644.5)
Payment of debt refinancing costs	(1.2)	(11.4)
Net cash provided by financing activities	288.6	1,772.9

Effect of exchange rate changes on cash, restricted cash, and equivalents	1.0	(13.5)
Net increase in cash, restricted cash, and equivalents	219.1	1,477.8
Cash, restricted cash, and equivalents at beginning of period	3,253.9	3,421.4
Cash, restricted cash, and equivalents at end of period	$3,473.0	$4,899.2

Reconciliation of cash, restricted cash, and equivalents to the condensed consolidated balance sheets
Cash and equivalents	$557.3	$392.5
Restricted cash	—	0.8
Restricted cash and equivalents included in customer funds	2,915.7	4,505.9
Total cash, restricted cash, and equivalents	$3,473.0	$4,899.2

8 | Q1 2025 Earnings Release

Dayforce, Inc.

Revenue Financial Measures

(Unaudited)

	Three Months Ended March 31,		Percentage change in revenue	Impact of changes in foreign currency (a)	Percentage change in revenue on a constant currency basis (a)
	2025	2024	2025 vs. 2024		2025 vs. 2024
	(In millions)
Revenue:
Recurring services:
Dayforce recurring	$323.1	$282.4	14.4%	(1.5)%	15.9%
Powerpay recurring	19.0	20.5	(7.3)%	(6.3)%	(1.0)%
Other recurring	13.1	19.1	(31.4)%	(2.1)%	(29.3)%
Float	55.3	60.7	(8.9)%	(1.3)%	(7.6)%
Total recurring services	410.5	382.7	7.3%	(1.7)%	9.0%
Professional services	71.3	48.8	46.1%	(3.7)%	49.8%
Total revenue	$481.8	$431.5	11.7%	(1.9)%	13.6%

Total revenue, excluding float	$426.5	$370.8	15.0%	(2.1)%	17.1%
a)
Dayforce has calculated the percentage change in revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period. Please refer to the "Non-GAAP Financial Measures" section for discussion of percentage change in revenue on a constant currency basis.

9 | Q1 2025 Earnings Release

Dayforce, Inc.

Share-Based Compensation Expense and Related Employer Taxes

(Unaudited)

	Three Months Ended March 31,
	2025	2024
	(in millions)
Costs of recurring services	$3.3	$4.1
Costs of professional services	4.2	3.8
Product development and management	9.3	8.0
Selling and marketing	11.1	8.5
General and administrative	18.1	13.6
Total	$46.0	$38.0

10 | Q1 2025 Earnings Release

Dayforce, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

The following tables reconcile Dayforce's reported results to its non-GAAP financial measures:

	Three Months Ended March 31, 2025
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions, except per share data)
Operating profit	$31.0	6.4%	$46.0	$28.7	$26.6	$132.3	27.5%

Net income	$14.9	3.1%	$46.0	$28.7	$4.3	$93.9	19.5%
Interest expense, net	7.9		—	—	—	7.9
Income tax expense (c)	4.2		—	—	(25.5)	29.7
Depreciation and amortization	53.9		—	28.7	—	25.2
EBITDA	$80.9		$46.0	$—	$29.8	$156.7	32.5%

Net income per share - diluted	$0.09		$0.28	$0.18	$0.03	$0.58

	Three Months Ended March 31, 2024
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions, except per share data)
Operating profit	$40.7	9.4%	$38.0	$28.4	$2.0	$109.1	25.3%

Net income	$7.1	1.6%	$38.0	$28.4	$(5.5)	$68.0	15.8%
Interest expense, net	13.3		—	—	—	13.3
Income tax expense (c)	11.3		—	—	(16.9)	28.2
Depreciation and amortization	48.8		—	28.4	—	20.4
EBITDA	$80.5		$38.0	$—	$11.4	$129.9	30.1%

Net income per share - diluted	$0.04		$0.24	$0.18	$(0.03)	$0.43

a)
Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net income are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted margins.
b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items. For the three months ended March 31, 2025, the adjustments to operating profit consist of $26.6 million of restructuring expenses and the adjustments to net income also include $5.3 million of costs associated with the planned termination of its frozen U.S. pension plan, $2.1 million of foreign exchange gain, and a $25.5 million net adjustment for the effect of income taxes related to these items. For the three months ended March 31, 2024, the adjustments to operating profit consist of $2.0 million of restructuring expenses and the adjustments to net income also include $6.2 million of foreign exchange loss, $3.2 million of costs associated with the planned termination of its frozen U.S. pension plan, and a $16.9 million net adjustment for the effect of income taxes related to these items. Please refer below for additional information on the as adjusted metrics.
c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.

11 | Q1 2025 Earnings Release

Dayforce, Inc.

Reconciliation of Free Cash Flow

(Unaudited)

The following table reconciles Dayforce's reported results to free cash flow and free cash flow margin:

	Three Months Ended March 31,
	2025	2024
	(In millions)
Net cash provided by operating activities	$49.6	$9.1
Capital expenditures	(30.1)	(27.9)
Free cash flow	$19.5	$(18.8)

Operating cash flow margin (a)	10.3%	2.1%
Free cash flow margin (b)	4.0%	(4.4)%

The following table reconciles Dayforce's free cash flow and free cash flow margin guidance:

	Twelve Months Ended December 31, 2025
	Low range	High range
	(In millions)
Net cash provided by operating activities	$334	$339
Capital expenditures	(105)	(105)
Free cash flow	$229	$234

Operating cash flow margin (a)	17.4%	17.5%
Free cash flow margin (b)	11.9%	12.1%

(a)
Operating cash flow margin is determined by calculating the percentage that operating cash flow is of total revenue.
(b)
Free cash flow margin is determined by calculating the percentage that free cash flow is of total revenue.

12 | Q1 2025 Earnings Release

Dayforce, Inc.

Reconciliation of Reclassification of Depreciation and Amortization

(Unaudited)

Beginning in 2025, Dayforce reclassified depreciation and amortization in its condensed consolidated statements of operations into a single financial statement line item. Application of this change is being made on a retrospective basis. The following presents the line items in which depreciation and amortization were previously included for the periods presented:

	Three Months Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024
	(In millions)
Cost of revenue	$18.5	$19.3	$20.8	$21.8
Selling and marketing	0.6	0.7	0.6	0.7
General and administrative	29.7	30.6	30.7	35.8
Total depreciation and amortization	$48.8	$50.6	$52.1	$58.3

	Three Months Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023
	(In millions)
Cost of revenue	$15.3	$15.0	$17.1	$19.4
Selling and marketing	0.5	0.6	0.5	0.5
General and administrative	6.3	7.7	21.1	28.5
Total depreciation and amortization	$22.1	$23.3	$38.7	$48.4

13 | Q1 2025 Earnings Release

Non-GAAP Financial Measures

Dayforce uses certain non-GAAP financial measures in this release including:

Non-GAAP Financial Measure	GAAP Financial Measure
EBITDA	Net income
Adjusted EBITDA	Net income
Adjusted EBITDA margin	Net profit margin
Adjusted operating profit	Operating profit
Adjusted operating profit margin	Operating profit margin
Adjusted net income	Net income
Adjusted net profit margin	Net profit margin
Adjusted diluted net income per share	Diluted net income per share
Free cash flow	Net cash provided by operating activities
Free cash flow margin	Operating cash flow margin
Percentage change in revenue, including total revenue and revenue by solution, on a constant currency basis	Percentage change in revenue, including total revenue and revenue by solution
Dayforce recurring revenue per customer	No directly comparable GAAP measure

Dayforce believes that these non-GAAP financial measures are useful to management and investors as supplemental measures to evaluate its overall operating performance including comparison across periods and with competitors. Dayforce's management team uses these non-GAAP financial measures to assess operating performance because these financial measures exclude the results of decisions that are outside the normal course of its business operations, and are used for internal budgeting and forecasting purposes both for short- and long-term operating plans. Additionally, Adjusted operating profit, free cash flow, and free cash flow margin are components of certain management compensation plans. Additionally, Dayforce believes that the non-GAAP financial measures free cash flow and free cash flow margin are meaningful to investors because they are measures of liquidity that provides useful information in understanding and evaluating the strength of Dayforce’s liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business. The reduction of capital expenditures facilitates comparisons of Dayforce’s liquidity on a period-to-period basis and excludes items that management does not consider to be indicative of Dayforce’s liquidity.

These non-GAAP financial measures are not required by, defined under, or presented in accordance with, GAAP, and should not be considered as alternatives to Dayforce's results as reported under GAAP, have important limitations as analytical tools, and its use of these terms may not be comparable to similarly titled measures of other companies in its industry. Dayforce's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by similar items to those eliminated in this presentation. Please refer to Dayforce’s full financial results, including further discussion of non-GAAP financial measures, on the Investor Relations portion of its website at investors.dayforce.com.

Dayforce defines its non-GAAP financial measures as follows:

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EBITDA is defined as net income before interest, taxes, depreciation, and amortization, and Adjusted EBITDA is EBITDA, as adjusted to exclude share-based compensation expense and related employer taxes, and certain other items.
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Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of total revenue.
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Adjusted Cloud recurring gross margin is defined as Cloud recurring gross margin, as adjusted to exclude share-based compensation and related employer taxes, and certain other items, as a percentage of total Cloud recurring revenue.
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Adjusted operating profit is defined as operating profit, as adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items.
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Adjusted operating profit margin is determined by calculating the percentage Adjusted operating profit is of total revenue.

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Adjusted net income is defined as net income, as adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items, all of which are adjusted for the effect of income taxes.
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Adjusted net profit margin is determined by calculating the percentage Adjusted net income is of total revenue.
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Adjusted diluted net income per share is calculated by dividing adjusted net income by diluted weighted average shares outstanding. When adjusted net income is positive, diluted weighted average shares outstanding incorporate the effect of dilutive equity instruments.
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Free cash flow is defined as net cash provided by operating activities, reduced by capital expenditures.
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Percentage change in revenue, including total revenue and revenue by solution, on a constant currency basis is calculated by applying the average foreign exchange rate in effect during the comparable prior period.
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Dayforce recurring revenue per customer is an indicator of the average size of Dayforce recurring revenue customers. To calculate Dayforce recurring revenue per customer, we start with Dayforce recurring revenue on a constant currency basis by applying the same exchange rate to all comparable periods for the trailing twelve months and excludes float revenue, and Ascender, ADAM HCM, and eloomi revenue. This amount is divided by the number of live Dayforce customers at the end of the trailing twelve month period, excluding Ascender, ADAM HCM, and eloomi. We have not reconciled the Dayforce recurring revenue per customer because there is no directly comparable GAAP financial measure.

Source: Dayforce, Inc.

For further information, please contact:

Investor Relations

1-844-829-9499

investors@dayforce.com

Public Relations

1-647-417-2117

teri.murphy@dayforce.com

15 | Q1 2025 Earnings Release